EXHIBIT (10) (l)
                              AMENDED AND RESTATED
                            STATE BANK OF LONG ISLAND
                              INCENTIVE AWARD PLAN

THIS PLAN is dated this 25th day of June, 2002 but made as of the 22nd day of January, 2002, by State Bank of Long Island (the "Bank"), located in New Hyde Park, New York.


                                  INTRODUCTION

To encourage eligible employees to remain with the Bank, the Bank is willing to provide to eligible employees an incentive award opportunity. The intent of an incentive award is to provide a payment based upon attainment of specified goals and objectives. The objective is to align the interests of eligible employees with the interests of the Bank in obtaining superior financial results.


                                      PLAN

The Bank agrees as follows:


                                    Article 1
                                   Definitions

1.1 Definitions. Whenever used in this Plan, the following words and phrases shall have the meanings specified:

     1.1.1 "Base Salary" means the average base salary that the employee was paid during the twelve month calendar year from January through December of each year. Base Salary shall not include overtime, bonuses, stock option grants or any gains realized upon exercise of stock option grants.

     1.1.2 "Board" means the Board of Directors of the Bank.

     1.1.3 "Change of Control" means an event of a nature that: (i) would be required to be reported by State Bancorp, Inc. (the "Holding Company") in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 of the Securities Exchange Act 1934; or
     (ii) results in a Change in Control of the Bank within the meaning of the Change in Bank Control Act and the rules and regulations promulgated by the FDIC at 12 CFR 303.80; or (iii) results in a transaction requiring prior approval of the Federal Reserve Board, under the Bank Holding Company Act of 1956 and the regulations promulgated or as same may be amended there under by the FRB at 12 CFR 225.11; or (iv) without limitation, such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d3 under the Exchange Act), directly or indirectly, of securities of the Holding Company representing 20% or more of the Holding Company's outstanding securities or (B) individuals who constitute the Board of Directors of the Holding Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of a majority of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company stockholders was approved by the Incumbent Board, shall be, for purposes of this clause, considered as though he or she were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Holding Company or similar transaction occurs in which the Holding Company is not the resulting entity; or (D) a proxy statement shall be distributed soliciting proxies from shareholders of the Holding Company by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged for or converted into cash or property or securities not issued by the Holding Company.

     1.1.4 "Code" means the Internal Revenue Code of 1986, as amended.

     1.1.5 "Disability" means if the employee is classified as having a long term disability as defined by the Bank's Group Disability Insurance Plan ("Disability Plan"), or any successor plan. As a condition to receiving any Disability benefits, the Bank may require the employee to submit to such physical or mental evaluations and tests as the Bank's Board of Directors deems appropriate.

     1.1.6 "Employee" means any employee who is employed from at least July 1 through December 31. An employee hired in May and employed through the end of the year would be eligible. However, an employee who was hired in September and employed through the end of the year will not be eligible. In addition, an employee who is not employed as of December 31 will not be eligible to receive an annual incentive payment.

     1.1.7 "Financial Hardship" means that the individual has to be approved for a Hardship Withdrawal as defined in the Bank's Employee 401(k) Savings Plan. All provisions of such definition including the reason, amount and penalty terms of said Hardship Withdrawal shall apply.

     1.1.8 "Plan Year" means the calendar year. The "Initial Plan Year" is defined as the period from the date of the Plan through the 31st day of the following December.

     1.1.9 "Prime Rate" means the rate of interest announced by the Bank as its prime rate as in effect on the first day of each calendar month, which rate shall remain in effect for all of such calendar month.

     1.1.10 "Termination of Employment" means the Employee ceasing to be employed by the Bank for any reason whatsoever, voluntary or involuntary, other than by reason of an approved leave of absence.

     1.1.11 "Years of Service" means the total number of twelve-month periods during which the Employee is employed on a full-time basis by the Bank, inclusive of any approved leave of absence.

     1.1.12 "Vested Termination Age" means when the Employee's age plus Years of Service equals or is greater than 65.

     1.1.3 "Average Equity" means average Tier I Capital of the Bank (excluding any unrealized gain or loss on securities).


                                    Article 2
                                    Incentive

2.1 Incentive Award. For each position there will be a maximum percentage of salary that can be earned each year assuming the Award Objectives are accomplished as described in Section 2.2:


                                                                            Percentage of Base Salary
                                                                            -------------------------

      Incentive Tier                  Incentive Tier                  Minimum           Target          Maximum
      --------------                  --------------                  -------           ------          -------

            1                  Office of the Chairman, EVPs              0%              50%              100%

            2                              SVPs                          0%              25%              50%

            3                               VPs                          0%             17.5%             35%

            4                              AVPs                          0%             12.5%             25%

            5                       All other officers                   0%              7.5%             15%


2.2 Award Objectives. The Incentive Award for each position is based upon objectives: company and/or individual.



                                                                               Incentive Objectives
                                                                               --------------------

      Incentive Tier                  Incentive Tier                  Company                          Individual
      --------------                  --------------                  -------                          ----------

            1                     Office of the Chairman                100%                               -

                                           EVPs                         75%                               25%

            2                              SVPs                         50%                               50%

            3                               VPs                         50%                               50%


            4                              AVPs                         33%                               67%


            5                       All other officers                  33%                               67%


     Each of the objectives will be based upon a number of goals. The specific goals are determined annually, and are separate from this document.

     "Company" goals will be based upon financial performance of the Holding Company and will be determined by the Board.

     "Individual"  goals, both quantitative and qualitative,  will be determined
     by  appropriate   management   personnel  in  accordance  with  usual  Bank
     standards.

     It is the intent of this Plan that goals for any Plan Year, both Company and Individual, shall be established on or before March 31 of such year.

2.3 Payment of Incentive Award. Within two months after the Plan Year's financial results have been released to the public, the Bank shall, subject to the provisions of Section 8.1, declare and pay the Incentive Award in the form of compensation.

2.4 Voluntary Deferral. An Employee in Tier 1 or Tier 2 may defer up to and including 100% of his or her Incentive Award as allowed under this Plan.


                                    Article 3
                                Deferral Account

3.1 Establishing and Crediting. The Bank shall establish a Voluntary Deferral Account for employees in Tiers 1 and 2 and shall credit to the Deferral Accounts the following amounts:

     3.1.1 Deferrals. The Voluntary Deferrals as determined under Article 2.

     3.1.2 Interest Rate. As of the last day of each calendar month of a Plan Year and immediately prior to the payment of any benefits, interest is to be accrued on the account balance from the prior month end, if any, at an annual rate equal to the Bank's Prime Rate.

     3.2 Statement of Accounts. The Bank shall provide to the Employee, not less often than annually while this Plan is in effect, a statement setting forth the Deferral Account balance(s).

     Accounting Device Only. The Deferral Account(s) is solely a device for measuring amounts to be paid under this Plan. The Deferral Account(s) is not a trust fund of any kind. The Employee is a general unsecured creditor of the Bank for the payment of benefits. The benefits represent the mere Company promise to pay such benefits. The Employee's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Employee's creditors.

                                    Article 4
                           Voluntary Deferral Benefits

4.1 Normal Benefit. Upon Termination of Employment at or after attainment of Vested Termination Age, the Bank shall pay to the Employee the benefit described in this Section 4.1 in lieu of any other benefit under this Plan.

     4.1.1 Amount of Benefit. The benefit under this Section 4.1 is the Voluntary Deferral Account balance for all Voluntary Deferral amounts, with interest calculated through the date the
           individual   terminated employment. Such amounts are 100% vested at
           all times.

     4.1.2 Payment of Benefit. Depending on the Employee's election at the time of entry into the program, the Bank shall either pay the benefit to the Employee in a lump sum within 60 days after attainment of Vested Termination Age or in a series of equal monthly installments based upon the account balance prior to Termination of Employment utilizing the interest rate set forth in section 3.1.2, which installments shall be increased not less often than semi-annually to reflect the interest accrued on the balance in the Voluntary Deferral Account. The first payment shall occur within 60 days after Termination of Employment.

4.2 Early Termination Benefit. Upon Termination of Employment prior to attainment of Vested Termination Age for reasons other than Death, Disability or Change of Control, the Bank shall pay to the Employee the benefit described in this Section
     4.2 in lieu of any other benefit under this Plan.

     4.2.1 Amount of Benefit. The benefit under this Section 4.2 is the lump sum value of the Voluntary Deferral Account balance for all Voluntary Deferral amounts credited with interest through the most recent Plan Year.

     4.2.2 Payment of Benefit. The Bank shall pay the benefit to the Employee in a lump sum within 60 days after the Employee's Termination of Employment.

4.3 Death/Disability Benefit. If the Employee terminates employment due to a Death or Disability prior to attainment of Vested Termination Age, the Bank shall pay to the Employee, or beneficiary in the case of Death, the benefit described in this Section 4.3 in lieu of any other benefit under this Plan.

     4.3.1 Amount of Benefit. The benefit under this Section 4.3 is the Voluntary Deferral Account balance at the Employee's Termination of Employment, with interest calculated through the end of the calendar month immediately preceding the month in which the Employee terminated employment.

     4.3.2 Payment of Benefit. Depending on the Employee's election at the time of entry into the program, the Bank shall pay the benefit to the Employee or the Employee's estate in a lump sum within 60 days after the Employee's Termination of Employment, in a series of equal monthly installments based upon the account balance prior to Termination of Employment utilizing the interest rate set forth
           in section  3.1.3, which   installments   shall  be   increased   not
           less   often  than semi-annually  to reflect the  interest  accrued on the balance in the Voluntary Deferral Account (the first payment to occur within 60 days of the Employee's Termination of Employment), or in any alternative form permitted by this Plan if petitioned for by the estate of the deceased employee or the disabled employee.

4.5 Change of Control Benefit. Upon Change of Control, the Bank shall pay to the Employee the benefit described in this section 4.5 in lieu of any other benefit under this Plan.

     4.5.1 Amount of Benefit. The benefit under this Section 4.5 is the Voluntary Deferral balance at the Employee's Termination of Employment, with interest calculated through the end of the month immediately preceding the month in which the Employee terminated employment.

     4.5.2 Payment of Benefit. The Bank shall pay the benefit to the Employee in a lump sum within 60 days after the Employee's Termination of Employment. If a Change of Control occurs, but Termination of Employment has not occurred, or if the Employee is receiving benefits under Section 4.1.2 or Section 4.3.2, and it is within two years of the Change of Control, at the Employee's request, the Bank shall pay a lump sum payment of the Employee's Voluntary
           Deferral account balance, subject to a 5% penalty.

4.6 Hardship Benefit. Upon the Bank's determination (following petition by the Employee) that the Employee has suffered an unforeseeable Financial Hardship as described in Section 1.1.5, the Bank shall distribute to the Employee all or a portion of the Voluntary Deferral Account balance as determined by the Bank, but in no event shall the distribution be greater than is necessary to relieve the financial hardship.


                                    Article 5
                                  Beneficiaries

5.1 Beneficiary Designations. The Employee shall designate a beneficiary by filing a written designation with the Bank. The Employee may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Employee and accepted by the Bank during the Employee's lifetime. The Employee's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Employee, or if the Employee names a spouse as beneficiary and the marriage is subsequently dissolved. If the Employee dies without a valid beneficiary designation, all payments shall be made to the Employee's estate.

5.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Bank may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Bank from all liability with respect to such benefit.


                                    Article 6
                               General Limitations

6.1 Excess Parachute Payment. Notwithstanding any provision of this Plan to the contrary, the Bank shall not pay any benefit under this Plan to the extent the benefit would create an excise tax under the excess parachute rules of
     Section 280G of the Code.

6.2  Termination for Cause.

     6.2.1 "Cause" means:

          (a) Fraud, misappropriation or intentional material damage to the property or business of the Bank, or

          (b) Commission of a felony as determined by a court of competent jurisdiction, whose determination is final and non-appealable.

               For purposes of this provision, no act or failure to act, on the part of the employee shall be considered "intentional" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interest of the Bank. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the CEO or a senior officer of the Bank or based upon the advice of counsel for the Bank shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Bank. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (a) or (b) above, and specifying the particulars thereof in detail.

     6.2.2 Voluntary Deferral Benefit. Notwithstanding any provision of this Plan to the contrary, the Bank shall pay the value of the Voluntary Deferral Account for all Voluntary Deferral amounts credited with interest through the most recent Plan Year if the Bank terminates the Employee's employment for cause.


                                    Article 7
                          Claims and Review Procedures

7.1 Claims Procedure. The Bank shall notify any person or entity that makes a claim against the Plan (the "Claimant") in writing, within ninety (90) days of Claimant's written application for benefits, of his or her eligibility or noneligibility for benefits under the Plan. If the Bank determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Plan on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim and a description of why it is needed, and (4) an explanation of the Plan's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Bank determines that there are special circumstances requiring additional time to make a decision, the Bank shall notify the

     Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety
     (90) days.

7.2 Review Procedure. If the Claimant is determined by the Bank not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Bank by filing a petition for review with the Bank within sixty (60) days after receipt of the notice issued by the Bank. Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Bank of the petition, the Bank shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Bank verbally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Bank shall notify the Claimant of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of the Plan on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty (60) days at the election of the Bank, but notice of this deferral shall be given to the Claimant.


                                    Article 8
                                 Administration

8.1  Amount of Awards

     Although the intent of the Plan is to provide payment of incentive awards based upon the attainment of Award Objectives, the Bank recognizes that circumstances may arise which may, in the judgment of the Board, render it inappropriate or inadvisable to make payment of all or some Incentive Awards or portions thereof. Accordingly, the Board reserves the right to:

     (a) determine in its sole discretion, after the end of each fiscal year of the Bank, the total amount to be allocated for distribution of Incentive Awards for such year; and

     (b) select, in its sole discretion, who shall be eligible to participate in the distribution of Incentive Awards and the portion, if any, of the total amount to be distributed to each participating Employee.

8.2  Amendments

     The Bank may amend or terminate this Plan at any time in its sole and absolute discretion. In no event, however, shall this Plan be terminated under this Section 8.3 without payment to each Employee of the Voluntary Deferral Account balance attributable to such Employee's Deferrals and interest credited on such amounts.


                                    Article 9
                             Arbitration Procedures

Any controversy or claim arising out of or relating to this Plan shall be settled by arbitration in Nassau County, New York in accordance with the then prevailing rules and regulations of the American Arbitration Association by a single arbitrator. The award rendered by the arbitrator shall be final and binding on the parties and may be entered in any court having jurisdiction. The parties waive any claim to any damages in the nature of punitive, exemplary or statutory damages in excess of compensatory damages, or any form of damages in excess of compensatory damages, and the arbitrator is specifically divested of any power to award damages in the nature of punitive, exemplary or statutory damages in excess of compensatory damages, or any form of damages in excess of compensatory damages. Each party shall bear its own costs in connection with the arbitration and shall share equally the fees and expenses of the arbitrator. Each party agrees that any legal proceeding instituted to enforce an arbitration award hereunder will be brought in a court of competent jurisdiction (either state or federal) in New York and hereby submits to personal jurisdiction of such courts and irrevocably waives any objection as to venue in such courts, and further agrees not to plead or claim in any such court that any such proceeding has been brought in an inconvenient forum.


                                   Article 10
                                  Miscellaneous

10.1 Binding Effect. This Plan shall bind the Employee, the Holding Company, and the Bank, and their beneficiaries, survivors, executors, successors, administrators and transferees.

10.2 No Guarantee of Employment. This Plan is not an employment policy or contract. It does not give the Employee the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge the Employee. It also does not require the Employee to remain an employee nor interfere with the Employee's right to terminate employment at any time.

10.3 Non-Transferability. Benefits under this Plan cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

10.4 Reorganization. If the Bank shall merge into or consolidate with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person such succeeding or continuing company, firm, or person shall succeed to, assume and discharge the obligations of the Bank under this Plan. Upon the occurrence of such event, the term "Bank" as used in this Plan shall be deemed to refer to the successor or survivor company.

10.5 Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Plan.

10.6 Applicable Law. The Plan and all rights hereunder shall be governed by the laws of the State of New York, except to the extent preempted by the laws of the United States of America.

10.7 Unfunded Arrangement. The Employee and beneficiary are general unsecured creditors of the Bank for the payment of benefits under this Plan. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Employee's life is a general asset of the Bank to which the Employee and beneficiary have no preferred or secured claim.

10.8 Entire Agreement. This Plan constitutes the entire agreement between the Bank and the Employee as to the subject matter hereof. No rights are granted to the Employee by virtue of this Plan other than those specifically set forth herein.

10.9 Administration.   The  Bank  shall  have  powers  which  are  necessary  to
     administer this Plan, including but not limited to:

     (a)  Interpreting the provisions of the Plan;

     (b)  Establishing and revising the method of accounting for the Plan;

     (c)  Maintaining a record of benefit payments; and

     (d) Establishing rules and prescribing any forms necessary or desirable to administer the Plan.

10.10 Designated Fiduciary. The Bank shall be the named fiduciary and plan administrator under the Plan. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

10.11 Amendment and Restatement. This Plan amends, restates, supersedes and replaces the prior Incentive Award Plan dated January 22, 2002.

IN WITNESS WHEREOF, a duly authorized Company employee has signed this Plan.

COMPANY:
STATE BANK OF LONG ISLAND

BY:___________________________________
   THOMAS F. GOLDRICK, JR.
   TITLE:  Chairman of the Board of Directors

                             BENEFICIARY DESIGNATION
                            STATE BANK OF LONG ISLAND
                              INCENTIVE AWARD PLAN

                               [NAME OF EMPLOYEE]

I designate the following as beneficiary of any death benefits under this Incentive Award Plan:

Primary:  ______________________________________________________________________


Contingent:  ___________________________________________________________________


Note:To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

I understand that I may change these beneficiary designations by filing a new written designation with the Bank. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or if I have named my spouse as beneficiary and our marriage is subsequently dissolved.


Signature   ______________________________

Date   __________________________________


Accepted by the Bank this ______ day of _________________, 200_.


By  ____________________________________

Title  __________________________________

                       VOLUNTARY DEFERRAL ELECTION--AMOUNT
                            STATE BANK OF LONG ISLAND
                              INCENTIVE AWARD PLAN

                               [NAME OF EMPLOYEE]

I designate to defer the following percentage to be voluntarily deferred under the Incentive Award Plan:

Please  fill  in  a  percentage  amount:  _________%  (whole  percentage  in  5%
increments)

I understand that I may change this election by filing a new written voluntary deferral election with the Bank during the month of January of each year. I understand that an election made in January applies to the incentive award earned in that plan year, and paid in the following year. I understand that the election remains effective until changed. I further understand that if I choose to stop deferring that all previous monies will remain deferred into the Plan until paid out as described in the Incentive Award Plan.


Signature   ______________________________

Date   __________________________________


Accepted by the Bank this ______ day of _________________, 200_.


By  ____________________________________

Title  __________________________________

                   VOLUNTARY DEFERRAL ELECTION--PAYMENT OPTION
                            STATE BANK OF LONG ISLAND
                              INCENTIVE AWARD PLAN

                               [NAME OF EMPLOYEE]

I elect to have the Voluntary Deferral Account balance paid out in the following form:

Please check one:

|_| Lump sum, or

Monthly installments over:  |_| 60 months,  |_| 120 months,   |_| 180 months

All benefits will be paid beginning within 60 days Termination of Employment.


I understand that this election is irrevocable.


Signature   ______________________________

Date   __________________________________


Accepted by the Bank this ______ day of _________________, 200_.


By  ____________________________________

Title  __________________________________